UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/17/2006

American Technology Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  000-24248

Delaware	87-0361799
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

15378 Avenue of Science, Ste 100,
San Diego, California 92128
(Address of principal executive offices, including zip code)

(858) 676-1112
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 15, 2006, upon recommendation of our nominating and governance committee, our board of directors expanded the size of our board from five to six directors and appointed Admiral Raymond C. Smith as a director to fill the vacancy created by the expansion. Our board of directors also expanded the size of the nominating and governance committee and the compensation committee to four directors each, and appointed Admiral Smith as a member of each such committee to fill the vacancy created.

Admiral Smith, age 62, served 31 years in the U.S. Navy SEALS until his retirement in 2001. He held various leadership positions, most recently Director of Assessment of the Office of the Chief of Naval Operations, where he directed capability assessment for the U.S. Navy. During his service with the Navy SEALS, Admiral Smith held positions based in San Diego, California, Tampa, Florida and Newport, Rhode Island. From 2001 to 2002, Admiral Smith was Chief Operating Officer of Cathedral of Our Lady of Angels in a Los Angeles, where he supervised all business activities within the Cathedral complex. From 2003 to 2005, Admiral Smith was President of Seraphim Realty Foundation, a Los Angeles charitable organization dedicated to assisting charities with donated real estate as a means of increasing their endowments. Admiral Smith is a director of EP Global Communications, Inc. (OTCBB: EPGL), publisher of Exceptional Parent magazine and provider of other services for families of people with disabilities and special health care needs. Admiral Smith obtained a B.S. in Engineering from the U.S. Naval Academy in 1967 and an M.S. in Oceanography from the Naval Postgraduate School in 1974.

Pursuant to our standard director compensation package, on March 15, 2006 we granted Admiral Smith a stock option exercisable for 50,000 shares of our common stock under our 2005 Equity Incentive Plan. The option has an exercise price of $3.32 per share, vests quarterly over four years and has a five-year term, subject to continued service and other conditions.
There were no arrangements or understandings between Admiral Smith and any other person pursuant to which Admiral Smith was selected as a director. Admiral Smith does not have any relationship with our company that would require disclosure pursuant to Item 404(a) of the Securities and Exchange Commission Regulation S-K.

Item 7.01.    Regulation FD Disclosure

On March 16, 2006, we issued a press release announcing the appointment of Admiral Smith. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference

Item 9.01.    Financial Statements and Exhibits

Exhibit No.      Description
99.1             Press Release dated March 16, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Technology Corporation

Date: March 17, 2006	By:	/s/ John R. Zavoli
John R. Zavoli
President and Chief Operating Officer and Interim Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release Dated March 16, 2006